                                                                  EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT is entered into as of December 9, 1999, by and between ANU SHUKLA (the "Employee") and BROADBASE SOFTWARE, INC., a Delaware corporation (the "Company"). This Agreement shall be effective at the effective time of the merger (the "Merger") contemplated by the Merger Agreement and Plan of Reorganization dated December 9, 1999, by and among the Company, Rubric, Inc., a Delaware corporation ("Rubric") and Bronco Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of the Company. This Agreement shall be null and void, and no parties shall be deemed to have any rights hereunder, unless and until the Merger is consummated.

            1. DUTIES AND SCOPE OF EMPLOYMENT.

                  (a) POSITION. The Company agrees to employ the Employee in an executive advisory position and the Employee shall report to the Company's President. Employment of Employee will commence on the effective date of the Merger.

                  (b) OBLIGATIONS TO THE COMPANY. During her Employment, the Employee shall devote her full business efforts and time to the Company. During her Employment, without the prior written approval of the Company's Board of Directors, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during her Employment.

                  (c) NO CONFLICTING OBLIGATIONS. The Employee represents and warrants to the Company that she is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with her obligations under this Agreement. The Employee represents and warrants that she will not use or disclose, in connection with her employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that to the best of her knowledge her employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that she has returned all property and confidential information belonging to any prior employer.

            2. SALARY. The Company shall pay the Employee as compensation for her services a base salary at a gross annual rate of not less than $195,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. Employee will be eligible for a target bonus of $15,000 pursuant to the Company's bonus plan.

            3. VACATION AND EMPLOYEE BENEFITS. During her Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy for similarly-situated executive employees, as it may be amended from time to time. During her Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company for similarly-situated executive employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. Promptly after the effective date of the Merger, Broadbase shall execute an indemnification agreement for Employee consistent with indemnification agreements provided to other directors and officers of Broadbase.

            4. BUSINESS EXPENSES. During her Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with her duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

            5. EQUITY AWARDS.

                  (a) SHARES OF THE COMPANY. Notwithstanding any provision in any plan, employment agreement, offer letter or other agreement between Employee and Rubric ("Prior Agreements") to the contrary, all of the Employee's remaining unreleased/unvested shares of Rubric common stock that are exchanged for shares of Common Stock of the Company on the date of the Merger ("Restricted Shares") shall remain unreleased/unvested until the date six (6) months following the date of the Merger, at which time the Restricted Shares shall be fully released/vested if Employee has been continuously employed by the Company since the Merger, unless the Employee is terminated by the Company other than for "cause" (as defined in Section 6(d) below), becomes permanently disabled, or dies in which case all Restricted Shares shall be fully released/vested on the date of (i) the Employee's termination of service, (ii) permanent disability, or
(iii) death. Employee agrees to cancel any right that Employee had to accelerated release/vesting of the Restricted Shares as a result of any Prior Agreements. Any portion of the Restricted Shares that are not released/vested pursuant to this Section 5(a) shall be forfeited.

                  (b) STOCK OPTION. Immediately prior to the Merger, subject to the approval of the Rubric Board of Directors, Rubric shall grant Employee a stock option to purchase 150,000 shares of Common Stock of Rubric (the "New Option") pursuant to the 1997 Rubric Stock Option Plan. To the extent that options available for grant under the 1997 Rubric Stock Option Plan are insufficient immediately prior to the Merger to grant the New Option in full (any such shortfall in the shares under the New Option hereinafter termed the "Shortfall Shares"), Broadbase agrees to grant Employee an option pursuant to Broadbase's then current employee incentive stock option plan to purchase a number of shares of Common Stock of Broadbase equal to the Shortfall Shares multiplied by the Applicable Number as defined in section 1.1.4 of the Merger Agreement. The New Option shall vest and become exercisable with respect to 12 _ % of the shares on the six month anniversary of the Merger and with respect to an additional 2.0833% of the shares on the last day of each month thereafter provided Employee continues to be employed by the Company. Notwithstanding any provision of any Prior Agreement to the contrary, no acceleration of vesting or exercisability shall occur as a result of or related to the Merger. The additional terms of the New Option shall be set forth in a standard stock option agreement pursuant to the relevant stock option plan(s).

                  (c) RESTRICTION ON SALE OF SHARES. Employee agrees that Employee will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of common stock of the Company ("Dispositions") for a period of six months following the Merger, to the extent that the aggregate of such Dispositions would exceed 25% of the Applicable Shares; provided, however, that this 25% restriction shall not apply to or take into account those shares of Common Stock of the Company that Employee is permitted to sell and sells, with Company's consent, in a public offering of the shares of common stock of the Company. For purposes of this Section 5(c), "Applicable Shares" means the total number of shares of common stock or options to purchase common stock of the Company, both vested and unvested, held by the Employee on the date of the Merger less the number of such shares of common stock of the Company that Employee is permitted to sell and sells in a public offering of the shares of common stock of the Company after the date of the Merger.

            6. TERM OF EMPLOYMENT.

                  (a) EMPLOYMENT AT WILL. Either party may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the other party 30 days of notice in writing. The Employee's Employment with the Company shall be "at will," meaning that either the Employee or the Company shall be entitled to terminate the Employee's employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

                  (b) RIGHTS UPON TERMINATION OF EMPLOYMENT. Upon the termination of the Employee's Employment pursuant to this Section 6, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3, 4, 5 and 6 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

                  (c) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Sections 8 and 9.

                  (d) CASH SEVERANCE. Notwithstanding the foregoing, if Employee's agreement is terminated other than for "cause" within six months of the Merger, Employee shall be entitled to three (3) months base salary payable in one lump sum. The term "Cause" shall mean:

            (i) Any breach of this Agreement between the Employee and the Company, or any other written agreement between the

      Employee and the Company, if such breach causes material harm to the Company;

                        (ii) Any willful misconduct that causes material harm to the Company, including (without limitation) repeated failure to follow the directions of the person to whom the Employee reports following a written warning, delivered to the Employee, of failure to follow such directions;

                        (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                        (iv) Misappropriation of the assets of the Company or other acts of fraud or embezzlement; or

                        (v) The abuse of alcohol or controlled substances that has a detrimental effect upon the Employee's performance of her duties under this Agreement.

                  (e) RELEASE. Subsection (d) above shall not apply unless the Employee (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

            7. NON-DISCLOSURE. This Agreement is contingent upon the Employee's execution of the Company's form of Proprietary Information and Inventions Agreement, a copy of which is attached hereto as EXHIBIT A.

            8. NON-COMPETITION, NON-SOLICITATION AND SAVINGS CLAUSE.

                  (a) THE RESTRICTED PERIOD. This Section 8 shall apply only during the period commencing at the effective time of the Merger and ending on the later to occur of: (i) the date 12 months from the Merger, or (ii) the termination of the Employee's Employment for any reason (the "Restricted Period").

                  (b) NON-COMPETITION AND NON-SOLICITATION. In exchange for the consideration stated herein and for the purchase of her shares of Rubric stock by the Company, the Employee agrees that during the Restricted Period he shall not:

                        (i) Directly or indirectly, individually or in conjunction with others, engage in activities that competes with the Company's Business or work for any entity engaged in a business that competes with the Company's Business. The Employee in particular agrees not to solicit, serve, contract with or otherwise engage any existing or prospective customer, client or account of the Company that Employee directly or indirectly had contact with while employed by the Company.

                        (ii) Cause or attempt to cause any existing or prospective customer, client or account of the Company that Employee directly or indirectly had contact with while employed by the Company to divert from, terminate, limit or in any manner modify, or fail to enter into, any actual or potential business relationship with the Company. The Employee and the Company agree that this provision is reasonably enforced with reference to any geographic area in which the Company maintains any such relationship.

                        (iii) Directly or indirectly solicit, employ or conspire with others to employ any of the Company's employees. The term "employ" for purposes of this paragraph (iii) means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise. The Employee and the Company agree that this provision is reasonably enforced as to any geographic area in which the Company conducts its Business.

            The Employee further agrees that during the Restricted Period he shall inform any new employer, or any other person or entity with whom he enters into a business relationship, of the existence of this Section 8 before accepting employment or entering into such business relationship. Ownership of less than 5% of the outstanding stock of any corporation will not constitute a violation of this Section.

            (c) DEFINITION OF BUSINESS. For purposes of this Agreement, the term "Business" shall mean the development, marketing and/or sales of e-marketing, analytic applications and CRM analysis software, including any of the following features:

      (i) automated execution of targeted and personalized Internet or traditional marketing campaigns

      (ii) planning, execution, and real-time closed loop measurement of Internet or traditional marketing campaigns

      (iii) segmentation and targeting capabilities to launch personalized cross-sell and up-sell campaigns across Internet and traditional channels

      (iv) relationship marketing programs that automate personalized communication with prospects

      (v) Web behavior analysis for: customer profiling and segmentation; up-sell and cross-sell offer recommendations, medium selection, merchandising and content, effectiveness and site personalization.

                  (d) SAVINGS CLAUSE. The Employee agrees that the scope and terms of this Section 8 are reasonable and that it is the Employee's intent and desire that this Section 8 be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any particular provision of this Section 8 is adjudicated to be invalid or unenforceable, the parties specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this
Section 8 to be valid and enforceable to the fullest extent allowed by law or public policy.

            9. SUCCESSORS.

                  (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                  (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            10. MISCELLANEOUS PROVISIONS.

                  (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) WHOLE AGREEMENT. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall supersede in its entirety the offer letter executed by the Employee and Rubric and any Restricted Stock Purchase Agreement between the Employee and Rubric to the extent inconsistent herewith.

                  (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                  (e) CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

                  (f) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, with the exception of any controversy or claim arising out of or relating to Section 8, shall be settled in Palo Alto, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator. Any controversy or claim arising out of or relating to Section 8 shall be settled in the appropriate federal or state court in the State of California. The Company and the Employee hereby consent to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                  (g) NO ASSIGNMENT. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                  (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


            IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                       /s/ ANU SHUKLA
                                       -----------------------------------------
                                       ANU SHUKLA






                                       BROADBASE SOFTWARE, INC.




                                       By      /s/ CHUCK BAY
                                              ----------------------------------
                                       Title:  President
                                              ----------------------------------